UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2008
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

DOWN PAYMENT FOR THE ACQUISITION OF SHARES OF SRICON INFRASTRUCTURE PRIVATE LIMITED

Second Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008

On January 14, 2007, India Globalization Capital, Inc. (“IGC”) entered into a SecondAmendment to the Share Subscription Cum Purchase Agreement  (“Second Amended Sricon Subscription Agreement”) dated September 15, 2007 with Sricon Infrastructure Private Limited  (“Sricon”) and certain individuals (collectively, the “Promoters”).  The Amended Sricon Subscription Agreement amends the Share Subscription Cum Purchase Agreement (the “Original Sricon Subscription Agreement”) dated September 15, 2007 by and among IGC, Sricon and the Promoters, as previously amended by the  Amendment to the Share Subscription Cum Purchase Agreement  (“Original Amended Sricon Subscription Agreement”) dated December 19, 2007.  Pursuant to the Original Sricon Subscription Agreement, as amended, IGC will acquire (the “Original Sricon Acquisition”) 4,041,676 newly-issued equity shares  (the “Original Sricon Shares”) directly from Sricon and 351,840 equity shares from Mr. R. L. Srivastava (the “Sale Shares” and collectively with the Original Sricon Shares, the “Sricon Shares”) so that at the conclusion of the transactions contemplated by the Original Sricon Subscription Agreement, IGC will own approximately 63% of the outstanding equity shares of Sricon. The Original Sricon Subscription Agreement was previously filed on Form 8-K as Exhibit 10.4 with the Securities and Exchange Commission on September 27, 2007, and the Original Amended Sricon Subscription Agreement was previously filed on Form 8-K as Exhibit 10.1with the Securities and Exchange Commission on December 27, 2007.

In order to secure the transaction and provide Sricon with a refundable down payment in a form consistent with Indian law, in advance of completing the Original Sricon Acquisition, IGC, pursuant to the Original Amended Sricon Subscription Agreement, agreed to provide a deposit in the form of an advance (“Sricon Advance”) towards the purchase of shares.   The money is refundable by Sricon in the event certain conditions precedent, which  include a vote by IGC shareholders for  the consummation of the transaction, are not met.   In the event that conditions precedent are met, including an affirmative vote by the IGC shareholders in favor of the consummation of the transaction, the Sricon Advance would be applied towards the purchase of shares of Sricon.

Pursuant to the Original Amended Sricon Subscription Agreement, IGC agreed to advance INR 128,342,500 (approximately USD $3,250,000 at current exchange rates) to Sricon towards the purchase of  503,620 (the “Sricon Portion of Subscription  Shares”) of the 4,041,676 Original Sricon Shares (constituting approximately 14.66% of the post issued paid up share capital of Sricon) offered pursuant to the Original Sricon Subscription Agreement.

The following description summarizes the material amendments made by the Second Amended Sricon Subscription Agreement to the Original Sricon Subscription Agreement.  The description below is qualified in its entirety by the text of the form of the Amended Sricon Subscription Agreement filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Validity of Original Sricon Subscription Agreement

Except as modified by the Second Amended Sricon Subscription Agreement, all terms and conditions of the Original Sricon Subscription Agreement, as previously amended,survive and continue to remain valid and binding on IGC, Sricon and the Promoters.

Purchase Price - Funding

IGC may elect from time to time to increase the amount of the Sricon Advance beyond the amount set forth in the Original Amended Sricon Subscription Agreementon the terms set forth in the Original Amended Sricon Subscription Agreement, which terms were described in IGC’s Form 8-K filedwith the Securities and Exchange Commission on December 27, 2007 which is incorporated herein by reference. Upon execution of the Second Amended Sricon Subscription Agreement, IGC advanced an additional USD $500,000 to Sricon.

Assignment

The Second Amended Sricon Subscription Agreement including the pledge of Promoter Shares may be assigned to an affiliate of IGC without the consent of Sricon or its Promoters. IGC intends to assign the Second Amended Sricon Subscription Agreement, along with the other agreements relating to the acquisition of the Sricon Shares and the Odeon Purchase Agreement and TBL Subscription Agreement (as defined below), to India Globalization Capital, Mauritius, Limited (IGC-M), a wholly-owned subsidiary of IGC.  IGC-M was formed on February 19, 2007 under the laws of Mauritius as a company that will hold assets in India.  The governments of India and Mauritius have a tax treaty that treats investments routed through Mauritius favorably, including favorable treatment of corporate, dividend and capital gain taxes.  India also has a Bilateral Investment Protection Agreement with Mauritius (June 2000). The assignment is intended to allow IGC to obtain the benefits of these tax and trade agreements.

ACQUISITION OF SHARES OF TECHNI BHARARTI LIMITED

                Share Purchase Agreement

On September 21, 2007, India Globalization Capital, Inc. (“IGC”) entered into a Share Purchase Agreement  (the “Odeon Purchase Agreement”) with Odeon Limited (“Odeon”), pursuant to which IGC will acquire (the “Odeon Acquisition”) 5,000,000 convertible preference shares  (the “TBL Preference Shares”) of Techni Bhararti Limited (“TBL”) from Odeon.  The Odeon Purchase Agreement was previously filed as Exhibit 10.3 to IGC’s Form 8-K filed with the Securities and Exchange Commission on September 27, 2007, which 8-K summarized the terms of the Odeon Purchase Agreement and is incorporated by reference herein.

On January 8, 2008, IGC entered into a letter agreement (the “Odeon Amendment”) with Odeon and TBL amending the terms of the Odeon  Purchase Agreement.  The following description summarizes the material provisions of the Odeon Amendment.  Stockholders should read carefully the Odeon Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Closing of the Odeon Acquisition

The Odeon Amendment extends the deadline of the closing of the Odeon Acquisition from January 31, 2008 to April 30, 2008.

Conditions to Closing of the Odeon Acquisition

The Odeon Amendment provides that the closing of the Odeon Acquisition will be conditioned on the repayment by TBL of certain obligations (the “SAAG Obligations”) owed by TBL to SAAG RR Infra Limited (“SAAG”).   IGC and TBL agree that the proceeds  from the purchase by IGC of  7,150,000 newly-issued equity shares and 1,250,000 newly-issued 6% compulsorily convertible shares directly from TBL  September 21, 2007 pursuant to a Share Subscription Agreement dated as of September 16, 2007 ,as amended between IGC, TBL and certain individuals (the “TBL Subscription Agreement”) be used by TBL to repay the SAAG Obligations.

Validity of Original Sricon Subscription Agreement

Except as modified by the Odeon Amendment, all terms and conditions of the OdeonAgreement, as previously amended,survive and continue to remain valid and binding on IGCand Odeon.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, India Globalization Capital, Inc. (the “Company”)has conducted a private placement offering of secured promissory notes (the “Notes”) for an aggregate principal amount of up to $7,275,000 (the “Bridge Offering”).  The details of the Bridge Offering, including the initial closing of the issuance of $5,300,000 aggregate principal amount of Notes on December 24, 2007, were previously disclosed in Item 2.03 of a Current Report on Form 8-K filed by the Company on December 27, 2007 (the “December 27 Form 8-K”), and are incorporated into this Item 2.03 as if fully set forth herein. On January 10, 2008, the Company consummated a subsequent closing with 14 investors (the “Additional Investors”) in the aggregate principal amount of $1,975,000 under the same terms and conditions described in Item 2.03 of the December 27 Form 8-K.  As provided in the Note Purchase Agreement filed as Exhibit 10.3 to the December 27 Form 8-K (the “the Note Purchase Agreement”), as additional consideration for the investment in the Notes, the Company shall issue an aggregate of 204,953 shares of Common Stock to the Additional Investors on a pro rata basis within the (10) business days following the consummation of a Business Combination that is approved by a majority of the Company’s stockholders. Regardless of whether each of the Notes have been timely paid-in-full, each Investor shall be entitled to the issuance of the shares of Common Stock should the Company enter into a Business Combination within twelve (12) months of the effective date of each of the respective Notes.  If the Business Combination is not approved by a majority of the Company’s stockholders or otherwise not consummated,  the Company will have no obligation to issue shares of its Common Stock to the Investors.  For the purposes of the Note Purchase Agreement a “Business Combination” means the acquisition by the Company or any of its affiliates, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses with its or their primary operations in India having collectively, a fair market value of at least 80% of the Company’s net assets at the time of such acquisition; provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
SecondAmendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.

10.2
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bhararti Limited with respect to the Share Purchase Agreement dated September 21, 2007 by and among India Globalization Capital, Inc. and  Odeon Limited.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 16, 2008	By:	/s/ Ram Mukunda
	Name:	Ram Mukunda
	Title:	President and Chief Executive Officer

Exhibit Index

10.1
SecondAmendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein.

10.2
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bhararti Limited with respect to the Share Purchase Agreementdated September 21, 2007 by and among India Globalization Capital, Inc.and  Odeon Limited.